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                      IPALCO ENTERPRISES, INC.

          Exhibit 11.1 - Computation of Per Share Earnings

                For the Quarter Ended September 30, 1999




QUARTER ENDED SEPTEMBER 30, 1999:
                                                                    Basic               Diluted
                                                                 --------------       -------------

Weighted average number of shares
        Average common shares outstanding at September 30, 1999     85,720,314          85,720,314
        Dilutive effect for stock options at September 30, 1999            -               647,524
                                                                 --------------       -------------

        Adjusted weighted average shares at September 30, 1999      85,720,314          86,367,838
                                                                 ==============       =============


Net income to be used to compute
   diluted earnings per share                                               (Dollars in
                                                                             thousands)
       Net income                                                      $35,379             $35,379
                                                                 ==============       =============

Earnings Per Share                                                       $0.41               $0.41
                                                                 ==============       =============





               For the Nine Months Ended September 30, 1999

NINE MONTHS ENDED SEPTEMBER 30, 1999:
                                                                    Basic               Diluted
                                                                 --------------       -------------

Weighted average number of shares
        Average common shares outstanding at September 30, 1999     86,218,762          86,218,762
        Dilutive effect for stock options at September 30, 1999            -               775,940
                                                                 --------------       -------------

        Adjusted weighted average shares at September 30, 1999      86,218,762          86,994,702
                                                                 ==============       =============


Net income to be used to compute
   diluted earnings per share                                               (Dollars in
                                                                             thousands)
       Net income                                                      $99,628             $99,628
                                                                 ==============       =============


Earnings Per Share                                                       $1.16               $1.15
                                                                 ==============       =============


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